EXHIBIT 32




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     In connection with the Quarterly Report of Security  Devices  International
Inc. (the "Company") on Form 10-QSB/A for the period ending May 31, 2007 as filed with the Securities and Exchange Commission (the "Report"), Sheldon Kales, the President and Chief Executive Officer of the Company, and Rakesh Malhotra, the Principal Financial Officer of the Company, certify pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of their knowledge:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects the financial condition and results of the Company.


September 12, 2007                  By:   /s/ Sheldon Kales
                                         -------------------------------------
                                         Sheldon Kales, President and Chief
                                         Executive Officer


September 12, 2007                  By    /s/ Rakesh Malhotra
                                         -------------------------------------
                                         Rakesh Malhotra, Principal Financial
                                         Officer